Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Thomas A. Young, Jr.
November 5, 2003		Paul M. Harbolick, Jr.
(703) 814-7200

Alliance Bankshares Reports Record Net Income
Earnings per Share, diluted amount to $.33 for third quarter of 2003 and $1.01 for the first nine months of 2003

Return on Average Equity exceeds 24% for the third quarter of 2003

Fairfax, VA — (NASDAQ:ABVA) Alliance Bankshares Corporation today released third quarter 2003 financial results marking the Company’s thirteenth consecutive quarterly profit. The Company reported record quarterly earnings of $1.2 million compared to $876 thousand for the third quarter of 2002. Earnings for the nine months ended September 30, 2003 amounted to $3.5 million compared to $1.6 million for the first nine months of 2002.

“We are pleased with our corporate performance as we continue to generate solid results from all business lines. We are particularly delighted with our mortgage subsidiary, Alliance Home Funding, which has produced good results that have positively impacted the banks profitability in 2003,” said Thomas A. Young, Jr., President and Chief Executive Officer.

The earnings of $1.2 million for the quarter ended September 30, 2003 were $278 thousand greater than the third quarter 2002 earnings of $876 thousand. Our year to date 2003 earnings amounted to $3.5 million compared to $1.6 million for the first nine months of 2002. The strong results are attributed to the success of our core banking unit, Alliance Bank Corporation, quality performance of our mortgage banking unit, Alliance Home Funding, LLC and positive results from our investment portfolio.

On September 29, 2003, the company issued additional shares under a three-for-two stock split in the form of a stock dividend. Earnings per share, diluted as adjusted for the impact of the three-for-two stock split in the form of a stock dividend amounted to $.33 for the third quarter of 2003 compared to $.27 for the same quarter in 2002. On a year to date basis, earnings per share, diluted were $1.01 in 2003 compared to $.49 during the first nine months of 2002.

Total assets amounted to $369 million compared to $255 million as of September 30, 2002. The loan portfolio grew to $108 million or $38 million greater than the September 30, 2002 level of $70 million. The company continues to focus on developing quality customer relationships. Our deposits amounted to $283 million as of September 30, 2003, or 39.9% greater than the 2002 level of $202 million. As of September 30, 2003, we had $26.5 million in Loans Held for Sale compared to $26.7 million as of September 30, 2002. Investment securities amounted to $180 million as September 30, 2003 or $78 million greater than the September 30, 2002 level of $102 million. As part of the company’s routine asset / liability management process, the company sold investment securities that generated $268 thousand in gains during the third quarter of 2003 compared to gains of $577 thousand in the third quarter of 2002. On a year to date basis, the company realized $2.0 million in gains in 2003 compared to $762 thousand during the same period in 2002. Additionally, the unrealized gain (loss) on investment securities was ($1.2) million compared to a gain of $1.8 million as of September 30, 2002.

During the quarter, we executed a lease for our fifth banking office. The office is located in the strong and vibrant Tyson’s Corner area of Northern Virginia. “We believe the talented team we have assembled for the Tyson’s market will be a strong complement to our banking franchise,” said Young.

Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.

Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission.

More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
* * *

ALLIANCE BANKSHARES CORPORATION
Balance Sheets

	September 30,	December 31,	September 30,
	2003*	2002	2002*

ASSETS	(Dollars in thousands, except per share)

Cash and due from banks	$21,455	$17,215	$24,354
Federal funds sold	28,153	10,127	30,159
Investment securities available-for-sale, at fair value	180,181	130,985	101,637
Investment securities held-to-maturity, at amortized cost	100	100	100

Loans held for sale	26,478	37,134	26,692
Loans, net of unearned discount and fees	107,959	82,786	69,943
less: allowance for loan losses	(1,369)	(1,066)	(910)

Loans, net	106,590	81,720	69,033

Premises and equipment, net	1,582	1,281	926
Other assets	4,483	2,063	1,702

TOTAL ASSETS	$369,022	$280,625	$254,603

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$123,688	$108,691	$106,536
Interest-bearing deposits	159,377	107,275	95,765

Total deposits	283,065	215,966	202,301

Repurchase agreements and other borrowed funds	41,384	34,482	23,054
Federal Home Loan Bank Advances	13,000	10,500	10,500
Trust Preferred Capital Notes	10,000	—	—
Other liabilities	2,008	2,109	1,673
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	349,457	263,057	237,528

STOCKHOLDERS’ EQUITY	19,565	17,568	17,075

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$369,022	$280,625	$254,603

*	Unaudited financial results
**	All share amounts and dollar amounts per share have been adjusted to relect the three-for-two split in the form of a stock dividend distrubuted on September 29, 2003.

ALLIANCE BANKSHARES CORPORATION
Income Statements

	Quarter Ended	Quarter Ended	Nine Months	Nine Months
	September 30,	September 30,	September 30,	September 30,
	2003*	2002*	2003*	2002*

	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$2,002	$1,470	$5,692	$3,763
Investment securities	1,810	1,173	4,903	3,137
Federal funds sold	68	80	213	157

Total interest income	3,880	2,723	10,808	7,057

INTEREST EXPENSE:
Deposits	960	618	2,646	1,570
Purchased funds and other borrowings	448	303	1,229	898

Total interest expense	1,408	921	3,875	2,468

Net interest income	2,472	1,802	6,933	4,589
Provision for loan losses	99	150	310	321

Net interest income after provision for loan losses	2,373	1,652	6,623	4,268

OTHER INCOME:
Deposit account service charges	43	28	127	79
Gain on loan sales	1,860	1,174	4,946	2,275
Gain on sale of securities	268	577	2,009	762
Other operating income	67	34	108	98

Total other income	2,238	1,813	7,190	3,214

OTHER EXPENSES:
Salaries and employee benefits	1,914	1,247	5,068	2,860
Occupancy expense	262	131	685	338
Equipment expense	161	90	435	246
Operating expenses	684	799	2,645	1,905

Total other expenses	3,021	2,267	8,833	5,349

INCOME BEFORE INCOME TAXES	1,590	1,198	4,980	2,133
Income tax expense	436	322	1,493	537

NET INCOME	$1,154	$876	$3,487	$1,596

Net income per common share, basic**	$0.36	$0.28	$1.09	$0.50

Net income per common share, diluted**	$0.33	$0.27	$1.01	$0.49

Weighted average number of shares, basic**	3,223,388	3,172,653	3,197,955	3,172,653

Weighted average number of shares, diluted**	3,546,589	3,295,937	3,468,442	3,265,424

*	Unaudited financial results, includes certain reclassifications from prior period which do not effect end results
**	All share amounts and dollar amounts per share have been adjusted to relect the three-for-two split in the form of a stock dividend distrubuted on September 29, 2003.

ALLIANCE BANKSHARES CORPORATION Statistical Information

	September 30,		September 30,
	2003*		2002*

	(Dollars in thousands, except per share)
Performance Information:

For The Quarter Ended,
Earnings per share, basic***	$0.36		$0.28
Earnings per share, diluted***	0.33		0.27
Return on average assets	1.18%		1.67%
Return on average equity	24.50%		22.09%
Net interest margin**	2.97%		3.90%

For The Nine Months Ended,
Earnings per share, basic***	$1.09		$0.50
Earnings per share, diluted***	1.01		0.49
Return on average assets	1.39%		1.21%
Return on average equity	24.74%		14.63%
Net interest margin **	3.17%		3.94%

Credit Quality Ratios:
Allowance for loan losses to total loans	1.27%		1.30%
Allowance for loan losses to non-accrual loans	7.13	X	N/A
Allowance for loan losses to nonperforming assets	7.13	X	N/A
Nonperforming assets to total assets	0.05%		N/A
Net chargeoffs to average loans	0.01%		0.03%

Capital Information:
Book value per share***	$6.04		$5.38
Tier I risk-based capital ratio	14.8%		13.6%
Total risk-based capital ratio	18.4%		14.4%
Leverage capital ratio	6.7%		7.6%
Total equity to total assets ratio	5.3%		6.7%

*	Unaudited financial results, includes certain reclassifications from prior period which do not effect end results
**	On a fully tax-equivalent basis assuming a 34% federal tax rate.
***	All share amounts and dollar amounts per share have been adjusted to relect the three-for-two split in the form of a stock dividend distrubuted on September 29, 2003.